UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Momentous Entertainment Group, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7819
(Primary Standard Industrial Classification Code Number

46-4446281
(I.R.S. Employer Identification Number)

PO Box 861, Sugar Land, Texas 77487-0861; 800-314-8912
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PO Box 861, Sugar Land, Texas 77487-0861; 800-314-8912
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Frank J. Hariton, Attorney-at-Law 1065 Dobbs Ferry Road White Plains, New York 10607 914-674-4373; (fax) 914-693-2963
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer .	Accelerated filer .
Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.001 par value per share	12,000,000 shares	$0.0166	$ 199,200	$ 20.06

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_______________

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion September 9, 2016

12,000,000 SHARES

COMMON STOCK

MOMENTOUS ENTERTAINMENT GROUP, INC.

This prospectus relates to the offer and resale of up to 12,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Southridge Partners II LP, a Delaware limited partnership (“Southridge”). All of such shares represent shares that Southridge has agreed to purchase if put to it by us pursuant to, and subject to the volume limitations and other limitation of, the terms of the Equity Purchase Agreement we entered into with them on July 28, 2016 (the “Equity Purchase Agreement”). As part of the Agreement, we issued a promissory note to Southridge Advisors II LLC in the principal sum of $50,000, plus interest in the amount of 10% per annum on all outstanding principal due on January 31, 2017.

Subject to the terms and conditions of the Equity Purchase Agreement we have the right to “put,” or sell, up to $3,000,000 worth of shares of our common stock to Southridge. This arrangement is also sometimes referred to herein as the “Equity Line.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Security Holder” beginning on page 30.

Southridge may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices. Southridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 31. We will not receive any proceeds from the resale of these shares of common stock offered by Southridge. We will, however, receive proceeds from the sale of shares directly to Southridge pursuant to the Equity Line. When we put an amount of shares to Southridge, the per share purchase price that Southridge will pay to us in respect of the put will be determined in accordance with the formula set forth in the Equity Purchase Agreement. There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Southridge.

We may draw upon the Equity Line periodically during the Term (a “Draw Down”) by delivering to Southridge a written notice (a “Draw Down Notice”) requiring Southridge to purchase a dollar amount in shares of common stock (a “Draw Down Amount”). Southridge has committed to purchase up to $3,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the December Equity Purchase Agreement; or (ii) the date on which Southridge has purchased shares of our common stock pursuant to the Equity Line for an aggregate maximum purchase price of $3,000,000. In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by Southridge on the date of the Draw Down, exceed 9.99% of the Company’s outstanding common stock.

The purchase price per share of common stock purchased under the Equity Line will equal 88% of the average of the daily volume weighted average price (“VWAP”) during the Valuation Period (the “Purchase Price”). On the date that a Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of our common stock for the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading, and terminates ten days thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of the outstanding number of shares of our common stock.

We will specify in each Draw Down Notice a minimum threshold market price under which no shares may be sold (the “Floor Price”). The Floor Price shall not be less than 75% of the average of the closing trade prices for the ten (10) trading days ending immediately prior to delivery of the Draw Down

In the event that during a Valuation Period, the closing bid price on any trading day is below the Floor Price (the “Low Bid Price”), Southridge is under no obligation to purchase and we are under no obligation to sell 1/10th of the Draw Down Amount for each such trading day, and the Draw Down Amount will be adjusted accordingly. In the event that during a Valuation Period there exists a Low Bid Price for any three trading days then our obligation to sell and Southridge’s obligation to purchase the Draw Down Amount under a Draw Down Notice will terminate on such third trading day (the “Termination Date”) and the Draw Down Amount shall be adjusted to include only 1/10th of the initial Draw Down Amount for each day during the Valuation Period prior to the Termination Date that the bid price equals or exceed the Low Bid Price.

Our common stock is quoted on the OTCBB under the symbol “MMEG.” The closing price of our stock on August 29, 2016, was $0.0166.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2016.

PROSPECTUS SUMMARY

About Momentous Entertainment Group, Inc.

Momentous Entertainment Group, Inc. was founded by Kurt E. Neubauer as Financial Equity Partners, Inc., a Texas company, in 2004 and was incorporated as a C corporation under the laws of the State of Nevada as Momentous Entertainment Group, Inc. in November 2013. We had very limited activities until June 2013 when we started designing a detailed business plan focused on creating, producing and distributing quality entertainment content across various media channels utilizing direct response media marketing.

MEG is a media company that plans to operate within five segments of the media industry. Our principal efforts for the next few months will be preparing and developing the following:

•

Film and TV Content Online Streaming Distribution

The Company has signed an agreement to deliver film, TV and sports content on a video on demand and subscription video on demand business model with Pool Works, Germany’s largest social media platform with 10 million plus members. The Company will source the film, TV and sports content from their Hollywood and global relationships, and work with a designated video delivery platform to fulfill the integration into the social media websites.

•

Reality TV Series

The Company’s two planned reality TV series, The Bobby Earnhardt Show and Dennis Gile: Quarterback Academy, are being reviewed by a professional talent agency which is seeking potential promotional representation and parties interested in broadcasting the shows. We are currently in discussions to determine the next steps.

•

Music

The Company has started work on a third album, title Crossing – From Here to Eternity which will feature singing artist Suzanne Olmon and a special appearance by Grammy award-winner singer, Cynthia Clawson. The work will be focused on the adult contemporary listening market to offer the broadest appeal possible and afford us the opportunity for radio airtime play, and being rated on platforms such as Billboard. The album is currently in the planning and rehearsal phase with plans of moving into the recording studio by the fourth quarter of 2016.

•

Merger and Acquisition Program

The Company has developed and started implementing an acquisition plan to acquire several international film and TV distribution companies. The Company has been working with an advisor to assist in this process. Acquisitions, if they occur, will likely be done using common stock of the Company which, to accomplish, is likely to require increases in the trading volume and price of the Company’s common stock.

•

Direct Response Media Marketing

MEG plans to utilize direct response media marketing and a variety of advertising channels to increase exposure among prospective purchasers for our products such as music albums and products that we are marketing for our customers. The direct response industry, consisting of direct response television and radio marketing, live home shopping channels, direct mail, catalogs, internet marketing and advertising, and outbound telemarketing, is one of the fastest growing segments of the retailing industry.

We cannot predict the likelihood or timing of the successful achievement of any of the foregoing operating plans.

Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal period ended December 31, 2015 that states that our lack of resources causes substantial doubt about our ability to continue as a going concern. During the year ended December 31, 2015 we had nominal revenue of $566 and a net loss of $1,026,987. We did not generate any significant revenue during the six months ended June 30, 2016 and incurred a net loss of $655,630 bringing our cumulative loss through June 30, 2016 to $2,375,680. During the first half of 2016 our efforts were concentrated on obtaining financing sufficient to undertake the projects covered by our executed agreements.

Our mailing address is PO Box 861, Sugar Land, Texas 77487-0861. For the foreseeable future Messrs. Neubauer, Pepe and Williams will provide offices in their personal residences. Our telephone number is 800-314-8912.

We may refer to ourselves in this prospectus as "MEG,” the “Company,” "we," or "us.”

The Offering

Common stock that may be offered by selling stockholder	12,000,000 shares

Common stock currently outstanding	94,510,162 shares

Total proceeds raised by offering

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by Southridge, the selling shareholder. We will receive proceeds from the sale of shares to Southridge. Southridge has committed to purchase up to $3,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Southridge has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $3,000,000. The purchase price to be paid by Southridge will be 88% of the average of the daily VWAP during the Valuation Period. On the date the Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period begins on the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading and terminates on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding.

There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 8.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

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a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

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an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

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an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

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an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

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an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

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reduced disclosure about the emerging growth company's executive compensation arrangements; and

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be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company we are also exempt from:

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Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

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Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

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the first fiscal year following the fifth anniversary of this offering,

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the first fiscal year after our annual gross revenues are $1 billion or more,

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the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

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as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:

	December 31, 2015	June 30, 2016 (unaudited)
Current assets	$47,423	$90,278

Current liabilities	$921,817	$1,030,901

Stockholders’ deficit	$(874,394)	$(940,623)

Operating:

	Year Ended December 31, 2015	Six Months Ended June 30, 2016 (unaudited)
Net revenues	$566	$2,500
Operating expenses	$1,016,342	$413,836
Net (loss)	$(1,026,987)	$(655,630)
Net (loss) per common share basic and diluted	$(0.01)	$(0.01)
Weighted average number of shares outstanding – basic and diluted	73,961,414	85,003,758

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

We have a limited operating history as an entertainment company in which to evaluate our business.

We plan on being an entertainment, direct response marketing, motion picture and music production company. However, we have been unable to implement much of this new business model because of financing and resource constraints and limitations. To date, we have limited revenues from music CD sales and a very limited operating history as a motion picture company upon which an evaluation of our future success or failure can be made. Current and future Company assets, including scripts and other properties that may be obtained in the future, may not be suitable for development unless additional financing is secured. No assurances of any nature can be made to investors that we will be profitable or that it will remain in business. There can be no assurances that our management will be successful in managing Momentous as an entertainment company.

2.

Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have no committed sources of debt or equity financing. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended December 31, 2015 that states that this lack of resources causes’ substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

3.

Momentous is and will continue to be completely dependent on the services of our three founders, the loss of any of one or more of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Neubauer, our President, Chief Executive Officer and Chairman, Mr. Pepe, our Secretary and Chief Operations Officer, and Mr. Williams, our Executive Vice President of Business Development. They are under no contractual obligation to remain employed by us. If one or more should choose to leave us for any reason or become ill and are unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of each of our three founders or an appropriate replacement(s).

We intend to acquire key-man life insurance on the lives of Messrs. Neubauer and Pepe naming us as the beneficiary when and if we obtain the resources to do so and if they are insurable at the time of application. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

Because the entertainment industry is intensely competitive and we lack the name recognition and resources of many of our competitors, we may never generate any revenues or become profitable.

The entertainment industry is highly competitive. We believe that a motion picture’s theatrical success is dependent upon general public acceptance, marketing technology, advertising and the quality of the production. Some of the production and distribution companies with which we will compete to varying extents are The Weinstein Company, Jerry Bruckheimer Films, Miramax Films, Lions Gate Entertainment Corp., Sony Pictures Entertainment, Inc., New Line Cinema, a subsidiary of Time Warner, Universal Studios, 20th Century Fox Film Corporation, a subsidiary of News Corp., Buena Vista Motion Pictures Group, a collection of affiliated motion picture studios all subsidiaries of The Walt Disney Company, Paramount Pictures Corporation, a subsidiary of Viacom, and Troma Entertainment, Inc. All of these competitors are significantly larger than we are, have a long-standing business relationship with customers, vendors and financial institutions, and have established staying power in the industry over the past 20 years.

Our management believes that in recent years there has been an increase in competition in virtually all facets of the motion picture industry. With increased alternative distribution channels for many types of entertainment, the motion picture business competes more intensely than previously with all other types of entertainment activities, as well as television. While increased use of pay-per-view television, pay television channels, and home video products are potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a material adverse impact on our results of operations and ability to maintain operations.

5.

We may be unable to obtain or license entertainment media that will be popular in the marketplace.

We will seek to obtain or license entertainment media developed by others. If we are unable to do so or if the entertainment media that we do acquire or license is not well-received in the marketplace, our operations will fail.

6.

Piracy of the original motion pictures that we plan to produce or distribute may reduce our revenues and potential earnings.

Based on conversations that we have had with industry participants, we believe that piracy losses in the motion picture industry have increased substantially over the past decade. In certain regions of the world, motion picture piracy has been a major issue for some time. With the proliferation of the DVD format around the globe, along with other digital recording and playback devices, losses from piracy have spread more rapidly in North America and Europe. Piracy of original motion pictures that we produce and/or distribute may adversely impact the gross receipts realized from these films, which could have a material adverse effect on our future business, results of operations or financial condition.

7.

Our three officers will make all decisions concerning their compensation for the foreseeable future. These decisions may not be in the best interests of other investors.

There is no employment contract with any of our three executive officers at this time; nor are there any agreements for compensation in the future. Their compensation has not been fixed or based on any percentage calculations. They will make all decisions determining the amount and timing of compensation for the foreseeable future until, if ever, we establish a compensation committee of the board of directors. Their decisions about compensation may not be in the best interests of other shareholders.

8.

We are subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be specifically predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. The incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

9.

 Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

10.

Our operating results will fluctuate significantly from period to period.

Like participants in the entertainment industry, our revenues and results of operations will be significantly dependent upon the timing of releases and the commercial success of the motion pictures and other media that we distribute, none of which can be predicted with certainty. In addition, we will only be able to issue a very limited number of films or other media in any individual accounting period. The level of market acceptance for each release is likely to vary and may vary greatly. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

In accordance with generally accepted accounting principles and industry practice, we intend to amortize film costs using the individual-film-forecast method under which such costs are amortized for each film in the ratio that revenue earned in the current period for such title bears to management's estimate of the total revenues to be realized from all media and markets for such title. To comply with this accounting principle, our management plans to regularly review, and revise when necessary, our total revenue estimates on a title-by-title basis, which may result in a change in the rate of amortization and/or a write-down of the film asset to net realizable value. Results of operations in future years should be dependent upon our amortization of film costs and may be significantly affected by periodic adjustments in amortization rates. The likelihood of the Company's reporting of losses is increased because the industry's accounting method requires the immediate recognition of the entire loss in instances where it is expected that a motion picture should not recover the Company's investment.

Similarly, should any of our films be profitable in a given period, we will recognize that profit over the entire revenue stream expected to be generated by the individual film.

11.

Film and entertainment production budgets may and often do increase and film production spending may exceed such budgets.

It is common for future film and entertainment budgets to increase as the production process is underway for a variety of factors including, but not limited to, (1) escalation in compensation rates of people required to work on the projects, (2) number of personnel required to work on the projects, (3) equipment needs, (4) the enhancement of existing or the development of new proprietary technology and (5) the addition of facilities to accommodate the amended or unseen requirements of the project. Due to production exigencies, which are often difficult to predict, it is not uncommon for film production spending to exceed film production budgets, and our projects may not be completed within the budgeted amounts. In addition, when production of each film is completed, we may incur significant carrying costs associated with transitioning personnel on creative and development teams from one project to another. This situation becomes more severe if several projects are being undertaken at the same time or planned to be done contiguously.

Our limited resources may not permit us to meet unexpected costs during productions. If such cost excesses occur and we are unable to arrange for the necessary financial needs, our operations may cease.

12.

If we are alleged or accused of having infringed on the intellectual property or other rights of third parties, we could be subject to significant liability for damages and invalidation of our proprietary rights.

Our business activities are and will be highly dependent upon intellectual property, a field that has encountered increasing litigation in recent years. If third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content. In addition, defending such cases involves significant levels of legal costs. There can be no assurance that we would prevail in any such litigation. If we were to lose a litigation relating to intellectual property, we could be forced to pay monetary damages and to cease the sale of certain products or the use of certain technology. Any of the foregoing may adversely affect our business and may cause us to cease operations.

13.

There are significant potential conflicts of interest

Our key personnel and directors have other investments and involvements in other entities and, accordingly, these individuals may have conflicts of interest in allocating time among various business activities. In the course of other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Risks Related to Our Common Stock

14.

Shareholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

At August 15, 2016 there are various debt obligations outstanding which can be converted, at the holders’ option, into an aggregate of 48,086,603 shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or to acquire rights to or licenses for films or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

15.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our three executive officers and directors own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

16.

Our chief executive officer controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our chief executive officer holds preferred shares that give him the right to 51% in all shareholder votes. Therefore, he effectively controls all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other shareholders. His decisions may not be consistent with or in the best interests of other shareholders.

17.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

18.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

We received a trade symbol, MMEG, in March 2015, and there is currently very low trading levels of our common stock.

There are no assurances can be given that a significant level of trading volume will ever develop.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

19.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

20.

The market for penny stocks has experienced frauds and abuses that could adversely impact our investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promotor or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

21.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

22.

The ability of our executive officers and directors to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors will beneficially own in excess of 60% of our outstanding common stock. Because of their beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our three executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

23.

A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock (61,219,025 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

24.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

25.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and other two officers have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

26.

We could be removed from the OTCBB if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCBB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current in our reporting requirements, we would be removed from the OTCBB. As a result, the market liquidity of our securities, if any, could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

27.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, here may be a less active trading market for our common stock and our stock price may be more volatile.

28.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

29.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. Based on discussions with our professionals, these costs may reach $50,000 per year during the first two years following the effective date of our Registration Statement. These requirements include compliance with provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time- consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

30.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

31.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to the Equity Line

32. Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Line, or sales by our existing stockholders, of common stock, or the perception that these issuances and sales could occur. Sales by our stockholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Southridge will depress the market price of our common stock.

33. Draw downs under the Equity Purchase Agreement may cause dilution to existing shareholders.

Under the terms of the Equity Purchase Agreement, Southridge has committed to purchase up to $3,000,000 worth of shares of our common stock. From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present Southridge with a Draw Down Notice requiring Southridge to purchase shares of our common stock. The purchase price to be paid by Southridge will be 88% of the average of the daily VWAP during the Valuation Period. On the date the Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading and terminate on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by Southridge. The issue and sale of the shares under the Equity Purchase Agreement may also have an adverse effect on the market price of the common shares. Southridge may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Southridge in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our Company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Southridge, and because our existing stockholders may disagree with a decision to sell shares to Southridge at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

34. There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require Southridge to purchase, at our discretion, up to $3,000,000 worth of shares of our common stock in the aggregate, there can be no assurances given that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to the lowest closing bid price during the Valuation Period, subject to the floor. In addition, the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding. Other conditions include requiring that the registration statement of which this prospectus forms a part remains effective at all times during the term of the Equity Purchase Agreement, that there is no material adverse change to our business on the date of delivery of a Draw Down Notice and that our common stock continues to trade of the OTCBB. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Southridge.

35. There is no guarantee that we will be able to fully utilize the Equity Line.

There are limitations on the number of put shares that may be sold in each put. The number of put shares that Southridge shall be obligated to purchase in a given put shall not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding. Thus, our ability to access the bulk of the funds available under the Equity Purchase Agreement depends in part on Southridge’s resale of stock purchased from us in prior puts. If with regard to a particular put, the share volume limitation is reached, we will not be able to sell the proposed put shares to Southridge. Accordingly, the Equity Line may not be available at any given time to satisfy our funding needs.

For all of the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any “puts” tendered to Southridge under the Equity Line. Such proceeds from the Equity Line are intended to be used approximately as follows:

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Southridge under the put will equal 88% of the average of the daily VWAP during the Valuation Period. To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by us to be fair in consideration of Southridge establishing a line of credit to facilitate our ongoing operations.

Equity Purchase Agreement

The purchase price per share to be paid by Southridge will be 88% of the average of the daily VWAP during the Valuation Period. On the date the Draw Down Notice is delivered to Southridge, we are required to deliver an estimated amount of shares to Southridge’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing bid price of the trading day immediately prior to the date of the Draw Down Notice. The Valuation Period begins the first trading day after the Estimated Shares have been delivered to Southridge’s brokerage account and have been cleared for trading and terminate on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Southridge is greater than the shares issuable pursuant to a Draw Down, then Southridge is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Southridge equal to the difference; provided that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by Southridge. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Southridge. Southridge's obligations under the Equity Line are not transferable.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Southridge, including the following:

•

We will not be entitled to put shares to Southridge unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Southridge;

•

We will not be entitled to put shares to Southridge unless our common stock continues to be publicly trade;

•

We will not be entitled to put shares to Southridge if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Southridge;

•

We will not be entitled to put shares to Southridge to the extent that such shares would cause Southridge’s beneficial ownership to exceed 9.99% of our outstanding shares; and

•

We will not be entitled to put shares to Southridge if we take any of the following actions on any trading day after a Draw Down Notice is delivered:

(a)

subdivide or combine shares of common stock;

(b)

pay a dividend in shares of common stock or make any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us, whether existing now or in the future;

(c)

issue any options or other rights to subscribe for or purchase shares of common stock other than pursuant to the December Equity Purchase Agreement, and other than options or stock grants issued or issuable to directors, officers and employees pursuant to a stock option program, whereby the price per share for which shares of common stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the closing bid price in effect immediately prior to such issuance;

(d)

issue any securities convertible into or exchangeable for shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the closing bid price in effect immediately prior to such issuance;

(e)

issue shares of common stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the closing bid price in effect immediately prior to such issuance, or without consideration; or

(f)

make a distribution of our assets or evidences of indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of our assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

The Equity Purchase Agreement further provides that Southridge is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or nonfulfillment of or a failure to perform any material covenant or agreement contained in the Equity Purchase Agreement.

The Equity Purchase Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Equity Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Pursuant to the terms of the Equity Purchase Agreement we issued a note payable to Southridge having a principal balance of $50,000 and bearing interest at the rate of 10 per cent per annum. The note is due on January 31, 2017.

Southridge has agreed that any time prior to the termination of the Equity Purchase Agreement neither it nor any of its affiliates shall engage in or enter into, directly or indirectly, any short-sale of our common stock or any hedging transaction that establishes a net short position in our common stock.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $3,000,000, we anticipate that the actual likelihood that we will be able access the full $3,000,000 is relatively low due to several factors, including that our ability to access the Equity Line is limited by share volume restrictions and the fact that the number of shares to be purchased by Southridge may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Southridge, would exceed 9.99% of our shares of common stock outstanding.

The 12,000,000 shares which we determined to register in this registration statement, represents approximately one-third of our public float (after subtracting restricted shares and the holdings of insiders and controlling stockholders) and at the current market price of $.0166 per share on August 29, 2016, utilizes $175,296 (or 5.84%) of the $3,000,000 available under the Equity Funding Facility. If the market price of our stock should increase to or above $0.28 per share then the 12,000,000 shares registered hereby would enable us to use the full $3,000,000. Conversely, if the market price of our stock should decrease below $.0166 for any reason, then the 12,000,000 shares registered hereby would enable us to use less than $175,296.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets.

Although the offering price of $0.0166 per share was based on the closing price of our shares of common stock as listed on the OTCBB on August 29, 2016, it may not be the actual sales price of the shares registered hereunder at the time they are sold. If shares were to be sold at such price, investors would experience an immediate and substantial dilution compared to the projected net book value of the common stock. The net book value of our common stock as of June 30, 2016 was ($940,623), or ($0.011) per share of common stock. The difference between the public offering price per share and the pro forma net book value per share of our common stock after this offering constitutes the dilution to investors in this offering.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

Our common stock has been quoted on the OTCBB Marketplace since October 7, 2015. Our common stock is currently quoted on the OTCBB, which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTCBB under the symbol “MMEG.”

The following table sets forth the range of high and low bid quotations for our common stock for the each of the 12 months in the period ended July 31, 2016. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Month Ended	High	Low

August 31, 2015	$0.00	$0.00
September 30, 2015	0.00	0.00
October 31, 2015	2.00	2.00
November 30, 2015	1.05	1.05
December 31, 2015	0.30	0.30
January 31, 2016	0.25	0.25
February 29, 2016	0.2258	0.18
March 31, 2016	0.13	0.13
April 30, 2016	0.0601	0.0601
May 31, 2016	0.04	0.04
June 30,2016	0.0202	0.0202
July 31,2016	0.0326	0.0326

The last reported sale price of our common stock on the OTCBB Marketplace on August 29, 2016, was $0.0166 per share. As of August 15, 2016, there were approximately 107 holders of record of our common stock.

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our board of directors.

Penny Stock

Our stock is considered to be a penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required pursuant to applicable regulations to update this prospectus during the period of our continuous offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this annual report involve risks and uncertainties, including statements as to:

•

our future operating results,

•

our business prospects,

•

our contractual arrangements and relationships with third parties,

•

the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•

the adequacy of our cash resources and working capital, and

•

other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this report and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this report.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this prospectus. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

i.

the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.

the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Plan

Our principal efforts for the next few months will be preparing and developing the following:

•

Film and TV Content Online Streaming Distribution

The Company has signed an agreement to deliver film, TV and sports content on a video on demand and subscription video on demand business model with Pool Works, Germany’s largest social media platform with 10 million plus members. The Company will source the film, TV and sports content from their Hollywood and global relationships, and work with a designated video delivery platform to fulfill the integration into the social media websites.

•

Reality TV Series

The Company’s two planned reality TV series, The Bobby Earnhardt Show and Dennis Gile: Quarterback Academy, are being reviewed by a professional talent agency which is seeking potential promotional representation and parties interested in broadcasting the shows. We are currently in discussions to determine the next steps.

•

Music

The Company has started work on a third album, title Crossing – From Here to Eternity which will feature singing artist Suzanne Olmon and a special appearance by Grammy award-winner singer, Cynthia Clawson. The work will be focused on the adult contemporary listening market to offer the broadest appeal possible and afford us the opportunity for radio airtime play, and being rated on platforms such as Billboard. The album is currently in the planning and rehearsal phase with plans of moving into the recording studio by the fourth quarter of 2016.

•

Merger and Acquisition Program

The Company has developed and started implementing an acquisition plan to acquire several international film and TV distribution companies. The Company has been working with an advisor to assist in this process. Acquisitions, if they occur, will likely be done using common stock of the Company which, to accomplish, is likely to require increases in the trading volume and price of the Company’s common stock.

•

Direct Response Media Marketing

MEG plans to utilize direct response media marketing and a variety of advertising channels to increase exposure among prospective purchasers for our products such as music albums and products that we are marketing for our customers. The direct response industry, consisting of direct response television and radio marketing, live home shopping channels, direct mail, catalogs, internet marketing and advertising, and outbound telemarketing, is one of the fastest growing segments of the retailing industry.

We cannot predict the likelihood or timing of the successful achievement of any of the foregoing operating plans.

Operations

A summary of operations for the six months ended June 30, 2016 and 2015 as follows:

	2016	2015
Revenue	$2,500	$81
Costs and Expenses: Project costs	-	32,500
Marketing, general and administrative	413,836	57,647
Loss from operations	(411,336)	(90,066)
Interest expense	283,229	3,935
Change in Derivative Liability	(38,935)	-
Net loss	$(655,630)	$(94,001)

Marketing, general and administrative costs consist principally of marketing costs and professional consulting fees.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people, including potential customers and business associates, have of a public company make it more likely that they will be more likely to engage a public company for services or accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

The Company’s operations have not yet generated cash. All cash received by the Company has come from loans and investors. Cash used in operations amounted to $156,998 and $191,732 at June 30, 2016 and 2015 respectively. During the second quarter 2016, and 2015, $156,984 and $181,295 were provided by financing activities and to date, the Company has used no cash in investing activities.

At June 30, 2016 the Company was obligated for demand loans of $343,430 due to the Company’s President. The loans were made from his personal resources, the proceeds from which were used to finance operations. All demand loans made by the Company’s President bears interest at 3% per annum. His personal resources do not permit him to make additional loans to the Company.

At June 30, 2016, the Company is obligated under one convertible notes payable due to an unrelated third party, with a principal balance of $12,000, which matures in 2016. The note is convertible at $0.50 per share price or an aggregate of 24,000 shares if the note is converted.

The Company has one demand loan payable outstanding in the principal amount of $21,900, from an officer and a director and is non-interest bearing. The note is unsecured.

On February 9, 2016, The Company has entered into a $280,000 Convertible Loan Agreement with TYPENEX CO-INVESTMENT, LLC, an unaffiliated entity, with the following key provisions:

•

The Note has a 9.1% Original Issue Discount and bears interest at the rate of 10%.

•

The conversion price is fixed at $.35 per share and is subject to reduction if the Company issues shares below the conversion price.

•

The Company will make automatic installment payments beginning 180 days from Closing (and continuing in equal installments for the next 14 months (for a total of 15 payments) or until the balance is paid in full.

•

The Installment Amount due on each Installment Date is equal to the sum of all accrued but unpaid interest and a principal amount equal to approximately $21,167. The Installment Amount can be paid in either cash or Common Stock. If the Company chooses to make a payment in Common Stock, such stock shall be issued at the Market Price. The Market Price of the common stock is defined as 70% of the average of the three lowest closing bid prices for the 20 consecutive trading days prior to the date on which the Market Price is measured. 70% shall be replaced with 60% if the average of the three lowest closing bid prices is less than $.10.

As of June 30, 2016, the Company borrowed $45,000 against this Convertible Loan Agreement. The Company evaluated the floating conversion rate associated with this debt instrument and determined that it was a derivative and nature was not clearly and closely associated with the host instrument such that it constituted an embedded derivative liability which required it to be separately accounted for from the host instrument. As of June 30, 2016, the Company recorded $1,755 in accrued interest on this loan agreement.

On March 22, 2016, the Company entered into an agreement with LG Capital Funding, LLC, a New York Limited Liability Company with respect to a private investment of up to $260,000 of convertible debt securities with a 12-month term. The $260,000 convertible debt is comprised of two $65,000 front-end notes and two $65,000 back-end notes. The principal and interest outstanding under this Agreement will be convertible into shares of Common Stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back from the date converted. The notes bear interest at 8%. As of June 30, 2016, The Company borrowed a total of $102,000 against this Convertible Loan Agreement and accrued interest of $2,144 relating to his amount has been recorded. The Company has also recorded $13,600 in broker fees and $7,250 in legal fees associated with these borrowings.

On March 22, 2016, the Company entered into an agreement with Adar Bays, LLC, a Florida Limited Company, with respect to a private investment up to $140,000 of convertible debt securities with a 12-month term. The $140,000 convertible debt is comprised of two $35,000 front-end notes and two back-end notes. The outstanding principal and accrued interest under the notes will be convertible into shares of common stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back. The notes bear interest at 8%. As of June 30, 2016, the Company has borrowed $35,000 against this Convertible Loan Agreement and recorded $756 in accrued interest on this loan agreement. The Company also recorded $3,500 in broker’s fees and $2,000 in legal fees associated with this borrowing.

On June 3, 2016, the Company entered into a Convertible Note Agreement with T. McNeil Advisors, LLC for $15,000 with interest of 8% per annum and a maturity date of June 3, 2017. The $15,000 note was issued as full consideration for three months of advisory services.

The Company is entitled, at its option, at any time, to convert all or any of the outstanding principal into shares of common stock of Company at a conversion price for each share of common stock equal to 65% of the lowest trading price of the common stock as reported in the OTC Marketplace Exchange. As of June 30, 2016, the Company recorded accrued interest of $94 on this note agreement.

On July 28, 2016, the Company entered into an Equity Purchase Agreement with Southridge Partners II, LLP (Southridge) in which the Company has agreed to issue and sell Southridge (the “Put Shares”) of its common stock, $0.001 par value per share from time to time for an aggregate investment price of up to $3,000,000.

Southridge will pay 88% of the average of the daily volume weighted average price during the Valuation Period for put shares and the equity line terminates on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Southridge has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $3,000,000. The number of shares to be purchased by Southridge under the Equity Purchase Agreement may never exceed the number of shares that, when added to the number of shares of the Company’s common stock then beneficially owned by Southridge, would exceed 9.99% of the Company’s shares of common stock outstanding. The Company has agreed to file an S1 Registration Statement with the Securities and Exchange Commission with respect to the shares that may be sold under the Equity Purchase Agreement. No sales will occur until that Registration Statement is effective.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may attempt to use shares of our common stock to compensate employees/consultants and independent contractors wherever possible. The prices that will be used will be determined during negotiations and may or may not be at perceived market values. We also believe that if a market does develop for our shares that our chances to raise funds will increase significantly.

We have become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and other services. We are subject to the reporting requirements of the Exchange Act of '34 and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate, based on verbal discussions with consultants, accountants and lawyers that these costs may range up to $50,000 per year for the next few years. In the next one to two fiscal years, we will take every step possible to minimize these costs.

Through their past work and various participations in business organizations, our three executive officers know many professionals who are knowledgeable in the area of public company obligations. Although we have no formal commitments, we believe that some of these professionals may assist us for very reasonable costs. We also hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional and other services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the Registration Statement on Form S1, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We expect that business volume will typically be highest during the period May through October.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

The Company was founded by Kurt E. Neubauer as Financial Equity Partners, Inc., a Texas company, in 2004 and was incorporated as a C corporation under the laws of the State of Nevada as Momentous Entertainment Group, Inc. in November 2013. The Company had very limited activities until June 2011 when we started designing a detailed business plan focused on:

•

creating, producing and distributing quality entertainment content across various media channels including feature film, television, radio, the Internet, as well as various forms of digital media for use in the home or on mobile devices; and

•

utilizing direct response media marketing for our music and film products.

Current Status

MEG is a media company that plans to operate within four segments of the media industry. Our principal efforts for the next few months will be preparing and developing the following:

•

Film and TV Content Online Streaming Distribution

The Company has signed an agreement to deliver film, TV and sports content on a video on demand and subscription video on demand business model with Pool Works, Germany’s largest social media platform with 10 million plus members. The Company will source the film, TV and sports content from their Hollywood and global relationships, and work with a designated video delivery platform to fulfill the integration into the social media websites.

•

Reality TV Series

The Company’s two planned reality TV series, The Bobby Earnhardt Show and Dennis Gile: Quarterback Academy, are being reviewed by a professional talent agency which is seeking potential promotional representation and parties interested in broadcasting the shows. We are currently in discussions to determine the next steps.

•

Music

The Company has started work on a third album, title Crossing – From Here to Eternity which will feature singing artist Suzanne Olmon and a special appearance by Grammy award-winner singer, Cynthia Clawson. The work will be focused on the adult contemporary listening market to offer the broadest appeal possible and afford us the opportunity for radio airtime play, and being rated on platforms such as Billboard. The album is currently in the planning and rehearsal phase with plans of moving into the recording studio by the fourth quarter of 2016.

•

Merger and Acquisition Program

The Company has developed and started implementing an acquisition plan to acquire several international film and TV distribution companies. The Company has been working with an advisor to assist in this process. Acquisitions, if they occur, will likely be done using common stock of the Company which, to accomplish, is likely to require increases in the trading volume and price of the Company’s common stock.

•

Direct Response Media Marketing

MEG plans to utilize direct response media marketing and a variety of advertising channels to increase exposure among prospective purchasers for our products such as music albums and products that we are marketing for our customers. The direct response industry, consisting of direct response television and radio marketing, live home shopping channels, direct mail, catalogs, internet marketing and advertising, and outbound telemarketing, is one of the fastest growing segments of the retailing industry.

We cannot predict the likelihood or timing of the successful achievement of any of the foregoing operating plans.

On August 12, 2015, the Company was notified by Piloxing, LLC (Piloxing), an early customer, that Piloxing believes that the Company was in material breach of the licensing agreement entered into on May 19, 2014, and claimed that the agreement terminated. Following negotiations, the parties were able to reach a mutual termination agreement, relieving the Company of any liabilities associated with the project. The Company wrote off all deferred costs relating to the Piloxing project, amounting to $425,773, during the fourth quarter 2015. In addition, the Company wrote off $61,109 of inventory with the Piloxing logo pertaining to the project.

Competition

The competition in all areas of the media distribution and production industry ranges from major film production companies to small independent film makers and distributors. Most of these competitors have significantly more financial resources than do we. Our principal method to compete is to utilize the knowledge, experience and contacts of our management team. We cannot provide any assurances as to the likelihood of our success in this regard.

Intellectual Property

We have no patents or similar assets.

Employees

We have three employees, including our founder and president, Kurt E. Neubauer. Mr. Neubauer devotes full-time to us. John Pepe, our chief operating officer, devotes approximately 90% of his time to us. Tim Williams, executive vice president, devotes 90% of his time to us. Much of the day-to-day work that needs to be done will be done with joint-venture partners and independent contractors.

There is no written employment contract or agreement with Messrs. Neubauer, Pepe or Williams.

Property

Our mailing address is PO Box 861, Sugar Land, Texas 77487-0861. For the foreseeable future Messrs. Neubauer, Pepe and Williams will provide offices in their personal residences. Our telephone number is 800-314-8912.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Kurt E. Neubauer	64	Chairman of the Board and President
John Pepe	59	Chief Operating Officer, Secretary and Director
Tim Williams	62	Executive Vice President and Director

Kurt E. Neubauer founded us and has been chief executive officer since inception in 2002. From 2005 to 2011, Mr. Neubauer was chief executive officer at Planet Resource Recovery, proprietary line of inorganic products to aid in the remediation and recovery of hydrocarbons and water. In 2012 he became CEO and Director of Champion Entertainment, Inc, a privately- held entity in the film and entertainment industry. In 2013 he began devoting fulltime to us. Mr. Neubauer attended Texas A&M University – Kingsville.

John Pepe became chief operating officer, corporate secretary and director in November 2013. From 2010 to present he is Managing Director of both Atascosa Holdings, LLC, an investment company, and Atascosa Disposal Well Services. Prior to 2010, he was a Director with RCI Partners, a private management consultancy involved in entertainment and digital media industries. Mr. Pepe holds a Master of Fine Arts degree from the University of Southern California in the Peter Stark Motion Picture Producing Program and a Bachelor of Science degree from the University of Texas. He was also a board director for the Technology Incubator of West Houston from 2010 -2013.

Tim Williams has been executive vice president and director of the Company since September 2013. From April 2009 to August 2010 he was executive vice president of Planet Resource Recovery, Inc. From August 2010 until July 2011 he was chairman of the board for Espion International, an artificial intelligence based email Protection Company. He currently serves as a board director for three private companies; ExpertCarAdvice.com, Clique Vodka, and Mobile Authentication Corporation. Mr. Williams attended College of Marin in California and the extension film school at UCLA.

As indicated in the description of their backgrounds, each and every member of the Board of Directors has experience in general business and been successful in their own careers. Each has many business contacts. As such, they, individually and as a group, make an excellent board for a young company.

Possible Potential Conflicts

The OTCBB on which our shares of common stock are quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Mr. Neubauer is and plans to continue being involved on a fulltime basis with us. John Pepe, our chief operating officer, devotes approximately 90% of his time to us. Tim Williams, executive vice president, devotes 90% of his time to us. The other directors will devote time as specifically needed if their schedules permit.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting violation of the code, and

•

accountability for adherence to the code.

Board of Directors

We currently have nine directors, none of whom are considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on December 31, 2016. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of MEG:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing (except for Tim Williams who was an executive office of a private company that filed for bankruptcy under federal bankruptcy laws in 2008);

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors because all of our directors are either officer of MEG or are affiliated with Dixie Worldwide Productions, Inc. Concurrent with having sufficient independent members and resources, if ever, the MEG board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by MEG for any expenses incurred in attending board meetings provided that MEG has the resources to pay these fees. MEG will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the years ended December 31, 2015 and 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer and Chief Operating Officer.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year Ended December 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j) (3)
Kurt E. Neubauer, CEO, CFO and Director	2015	-	-	10,000	-	-	-	-	$10,000
	2014	-	-	-	-	-	-	-	-
John Pepe, Chief Operating Officer	2015	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-
Tim Williams, Executive Vice President	2015	-	-	8,000	-	-	-		$8,000
	2014	-	-	-	-	-	-	-	-

On April 18, 2015, the Company issued 1,000 shares of Preferred Stock, Par Value $.001 per share to Kurt Neubauer for services rendered, which was valued at $10,000. The shares have no dividend or conversion rights, but give him the right to 51% in all shareholder votes.

On August 14, 2015, the Company issued 8,000,000 shares of Common stock to Tim Williams for services rendered. These shares were valued at $8,000.

There is no formal employment arrangement with Mr. Neubauer at this time. Mr. Neubauer’s compensation has not been fixed or based on any percentage calculations. Compensation that will be paid in cash will only be awarded at the time and amount that cash is available. No cash compensation will be accrued. From time-to-time, Mr. Neubauer may be granted compensation in the form of shares of our common or preferred stock although no such commitments currently exist.

Mr. Neubauer will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Mr. Neubauer’s compensation amounts will be formalized if and when his annual compensation exceeds $150,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options,

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

PRINCIPAL SHAREHOLDERS

As of August 30, 2016 we had 94,510,162 shares of common stock outstanding which are held by 108 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of August 30, 2016; of all directors and executive officers of MEG and of our directors and officers as a group (of which there are currently only three persons).

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(b)	Percent

Common	Kurt E. Neubauer(a)	21,250,000	22.48
Common	John Pepe(a)	20,250,000	21.43
Common	Tim Williams(a)	12,001,800	12.70
Common	Typenex Co-Investment, LLC (b)	7,272,727	7.70
Common	All Directors and Officers as a group (3 persons)	53,501,800	56.61

(a)

The address for purposes of this table is the Company’s mailing address which is PO Box 861, Sugar Land, Texas 77487-0861.

(b)

The address is 303 East Wacker Drive, Suite 1040, Chicago, Illinois 60601

(c)

Unless otherwise indicated, MEG believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

TRADING MARKET

There is currently a limited trading market for our common stock on the OTCBB. The shares will be sold at the prevailing market price at the time of sale or privately negotiated prices.

SELLING SECURITY HOLDER

The shares to be offered by the selling security holder will be issued in private placement transactions by us, each of which will be exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” includes the stockholder listed below and its transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering

Southridge Partners II LP (1)	-	12,000,000	-	-

Total	-	12,000,000	-	-

(1)

Steve Hicks is the managing member of Southridge Advisors II, LLC, the general partner of Southridge and has voting and investment control over Southridge.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

The selling security holder of our common stock and any of its transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holder is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Southridge has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Southridge may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the December Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares expected to be purchased by Southridge as specified in the notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoters of MEG are Kurt E. Neubauer, John Pepe and Tim Williams, our three executive officers.

At June 30, 2016 the Company was obligated for:

i.

Demand loans aggregating $343,430 due to the Company’s President. The loans were made from his personal resources, the proceeds from which were used to finance operations. All demand loans made by the Company’s President bears interest at 3% per annum. At June 30, 2016, accrued interest totaled $20,358.

ii.

Accounts payable of $58,371 due to its President. The amount relates to payments made by the Company’s President on behalf of the Company in connection with deferred production costs for the Greatest Story Ever Sung CD, the Tim Storey Scriptures, CD, and the two reality series with Bobby Dale Earnhardt and Dennis Gile, which deferred costs will be amortized when the CD’s and the reality series are sold (Note 3), and administrative costs.

iii.

Demand loan payable outstanding in the principal amount of $21,900, a non-interest bearing loan which is due to a director and officer of the Company. The note is unsecured.

On April 18, 2015, the Company issued 1,000 shares of Preferred Stock; par value $.001 per share to Kurt Neubauer for services rendered which was valued at $10,000. The shares have no dividend or conversion rights, but give him the right to 51% in all shareholder votes.

On August 14, 2015, the Company issued 8,000,000 shares of common stock to Tim Williams for services rendered. These shares were valued at $8,000.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of three individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

(a)

understands generally accepted accounting principles and financial statements,

(b)

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

(c)

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

(d)

understands internal controls over financial reporting, and

(e)

understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada in November 2013. MEG is authorized to issue 450,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to authorized but unissued 50,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. In 2015, the Company issued 1,000 shares of preferred stock to its President for services. The shares have no dividend or conversion rights, but give him the right to 51% in all shareholder votes. The issuance of preferred stock was valued at $10,000.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any additional shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 450,000,000 shares of common stock with a par value of $.001 per share. There are 94,510,162 shares of our common stock issued and outstanding at August 15, 2016 that are held by 108 shareholders. Holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Nevada corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. With the effectiveness of this registration statement, we will be required to file reports with the SEC under section 15(d) of the Securities Act. Accordingly, upon the effectiveness of this registration statement, we will be subject to these statutes when and if we have 200 shareholders as our Articles of Incorporation do not exempt us from them. We cannot predict the likelihood that we will ever meet the criteria of number of shareholders and being registered under Section 12 of 1934 Securities Exchange Act which would cause us to fall under these statutes or, if we do, what the timeframe will be.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he/she had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

•

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market after this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock.

Upon the completion of this offering, we will have up to 106,510,162 shares of common stock outstanding.

Of the shares to be outstanding after the closing of this offering, the shares sold in this offering will not be eligible for resale under Rule 144 of the Securities Act but will be freely tradable without restriction under the Securities Act by reason of this registration statement

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Attorney-at-Law, 1065 Dobbs Ferry Road, White Plains, NY 10607.

EXPERTS

The financial statements of MEG as of December 31, 2015 and for the fiscal years then ended included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Thayer O’Neal Company, LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended June 30, 2016 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries except that our counsel has agreed that his legal fees will only become payable if and when this registration statement is declared effective and we receive a trading symbol. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, MEG became subject to the informational requirements of the Exchange Act, as amended. Accordingly, we will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Momentous Entertainment Group, Inc.

PO Box 861

Sugar Land, Texas 77487-0861

800-314-8912

38

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Momentous Entertainment Group, Inc.

Sugar Land, TX

We have audited the accompanying balance sheets of Momentous Entertainment Group, Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thayer O’Neal Company, LLC

/s/Thayer O’Neal Company, LLC

Houston, Texas

April 8, 2016

MOMENTOUS ENTERTAINMENT GROUP, INC

BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
Current Assets:
Cash	$14	$10,744
Inventory	5,984	55,149
Deferred production costs	41,131	428,098
Prepaid expenses and other assets	294	14,579
Total Current Assets	47,423	508,570
Total Assets	$47,423	$508,570

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$65,929	$54,201
Accrued expenses	8,313	87,634
Due to Company president	119,745	179,553
Convertible notes payable	352,000	220,580
Loans payable	32,400	7,500
Demand loans due to Company president	343,430	355,570
Total Current Liabilities	921,817	905,038
Total Liabilities	921,817	905,038
Stockholders’ Deficit:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; 1,000 shares issued or outstanding	1	-
Common stock :0.001 par value; 450,000,000 shares authorized; 81,380,810 and 70,515,450 shares issued and outstanding	81,381	70,515
Paid-in capital	764,274	226,080
Accumulated deficit	(1,720,050)	(693,063)
Total Stockholder's Deficit	(874,394)	(396,468)
Total	$47,423	$508,570

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS DECEMBER 31, 2015 AND 2014

	2015	2014

Revenue	$566	$676

Operating Expenses
Costs and Expenses: Project costs	454,869	50,311
Marketing, general and administrative	561,473	283,131
Total operating Expenses	1,016,342	333,442

Loss from Operations	(1,015,776)	(332,766)

Other Expense
Interest expense	11,211	7,354

Net (Loss)	$(1,026,987)	$(340,120)

Net (Loss) Per Share: Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding: Basic and Diluted	73,961,414	50,419,957

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Preferred Stock	Preferred Stock Amount	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit	Total

Balance January 1, 2014	-	$-	$48,595,450	$48,595	$-	$(352,943)	$(304,348)
Issuance of shares upon conversion of debt	-	-	3,040,000	3,040	36,960	-	40,000
Issuance of shares to settle accrued liabilities	-	-	5,796,000	5,796	52,164	-	57,960
Issuance of shares for services	-	-	12,908,000	12,908	116,172	-	129,080
Issuances of shares for cash	-	-	176,000	176	20,784	-	20,960
Net loss			-	-	-	(340,120)	(340,120)
Balance, December 31, 2014	-	-	70,515,450	70,515	226,080	(693,063)	(396,468)
							-
Issuance of Preferred Stock to President for services	1,000	1	-	-	9,999	-	10,000
Issuance of shares to Vice-President for Services	-	-	8,000,000	8,000	-	-	8,000
Issuance of shares upon conversion of debt	-	-	185,360	185	178,495	-	178,680
Issuance of shares for services	-	-	2,680,000	2,681	349,700	-	352,381
Net loss	-	-	-	-	-	(1,026,987)	(1,026,987)
Balance, December 31, 2015	1,000	$1	$81,380,810	$81,381	$764,274	$(1,720,050)	$(874,394)

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,026,987)	$(340,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Issued stock for services	370,381	129,080
Changes in operating assets and liabilities:
Change in deferred production costs	386,967	(428,098)
Change in inventory	49,165	(52,276)
Change in prepaid assets and other expenses	14,285	(12,579)
Change in accounts payable and accrued expenses	(67,593)	66,672
Shares Issued to settle accrued liability	-	57,960
Cash Flows Provided (Used) by Operating Activities	(273,782)	(579,361)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of convertible promissory notes	310,100	220,580
Proceeds of demand loans from Company President	-	355,570
Repayment of demand loans from Company President	(71,948)	-
Proceeds of loans payable	24,900	-
Loan repayment	-	(7,500)
Proceeds from the issuance of common stock	-	20,960
Cash Flows Provided by Financing Activities	263,052	589,610

NET CHANGE IN CASH	(10,730)	10,249
Cash, beginning of period	10,744	495
Cash, end of period	$14	$10,744

Supplemental Cash Flow Information:
Non-Cash Financing Transactions:
Issuance of shares to settle convertible notes	$163,800	$40,000

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

Notes to the Financial Statements

December 31, 2015

NOTE 1–ORGANIZATION

Momentous Entertainment Group, Inc. (the “Company”) was founded by Kurt E. Neubauer as Financial Equity Partners, Inc., a Texas company, in 2004 and was incorporated as a C corporation under the laws of the State of Nevada as Momentous Entertainment Group, Inc. in November 2013. It had very limited activities until June 2011 when it started designing a detailed business plan focused on creating, producing and distributing quality entertainment content across various media channels utilizing direct response media marketing.

The Company’s business plan includes the sponsoring of live concerts and other musical events. On March 24, 2016, it incorporated a wholly-owned subsidiary, Music One Corp., a Nevada Corporation, which will be the entity that manages these events.

NOTE 2–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year-end.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Inventory

Inventory is valued at cost using the first-in, first-out cost flow assumption. All inventories consist of finished products ready for sale.

Stock-based Compensation

The Company follows Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

The Company follows AS 505-50 in accounting for equity based payments to non-employees. Most equity based payments to date have been to non-employees and this standard provides that such transactions be valued at whichever is more readily determinable, the value of the goods or services received or the value of the shares given up. Since most of these transactions were entered into prior to the date in which our shares were trading, we accounted for these transactions at the share price negotiated with the vendor for their services which per se is the value of the services received.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Loss per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of December 31, 2015 or 2014.

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

No provision was made for Federal income tax at December 31, 2015 or 2014.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010- 09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3–GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue as of December 31, 2015.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4–INVENTORIES

The Company expensed $61,109 of inventory due to the termination agreement with Piloxing, LLC on November 20, 2015. The Company previously purchased women’s and men’s Piloxing gloves and Piloxing water bottle upsells in anticipation of the sales of the Piloxing DVD’s. Since the termination of the agreement with Piloxing, LLC, the Company determined that the inventory associated with this project was deemed useless and written off as an expense.

The Company’s inventory consists of $5,984 of recordings of CD’s for The Greatest Story Ever Sung and Tim Storey Scriptures at December 31, 2015.

NOTE 5–DEFERRED PRODUCTION COSTS

The Company had incurred deferred production costs in relation to the Piloxing, LLC infomercial materials during 2015 and 2014. Due to terminating the joint-venture agreement with Dixie Worldwide Productions and a termination agreement with Piloxing, LLC on November 20, 2015, all previous deferred production costs amounting to $425,773 have been expensed at December 31, 2015. These write-offs are included in the accompanying Statements of Operations.

The Company incurred costs of $41,131 to develop a new song for the Company’s next musical CD’s, Tim Storey Scriptures CD and the reality series with Bobby Dale Earnhardt. These costs have been deferred and will be amortized when the finished products are available for sale.

NOTE 6–MARKETING EXPENSES

The Company issued 1,300,000 shares of common stock to two investor relation firms. The Company recorded an amount equal to the quoted market value of the 1,300,000 shares of common stock as of the date the work was to commence ($.27 per share).

NOTE 7–CONVERTIBLE DEBT

At December 31, 2015, the Company is obligated under convertible notes payable with an aggregate principal balance of $352,000, all of which mature in 2016. The notes are convertible at prices ranging from $0.25 to $2 per share or an aggregate of 915,000 shares if all notes are converted.

NOTE 8–LOANS

The Company had two demand loan payables outstanding in the principal amounts of $7,500 and $24,900, respectively. The $24,900 non-interest bearing loan is due to a director and officer of the Company. The $7,500 note bears interest at 10.0% per annum.

NOTE 9–DEMAND LOANS FROM PRESIDENT

At December 31, 2015 the Company was obligated for demand loans aggregating $343,430 due to the Company’s President. The loans were made from his personal resources, the proceeds from which were used to finance operations. All demand loans made by the Company’s President bear interest at 3% per annum.

NOTE 10–SHARE CAPITAL

The Company is authorized to issue 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. At the time of incorporation in Nevada, the Company issued 1,000,000 shares of its common stock to its President in exchange for the business of Financial Equity Partners, Inc. The shares were valued at par value as there is no verifiable market value for the shares due to a lack of trading activity.

During 2014, the Company issued 5,796,000 common shares to settle $57,960 in liabilities.

During 2014, the Company issued 12,908,000 common shares in exchange for services amounting to $129,080.

During 2014, the Company issued 3,040,000 common shares related to $40,000 in debt conversions.

During 2014, the company issued 176,000 common shares for cash in the amount of $20,960.

In 2015, the Company issued 1,000 shares of preferred stock to its President for services. The shares have no dividend or conversion rights, but give him the right to 51% in all shareholder votes. The issuance of preferred stock was valued at $10,000.

During 2015, the Company issued 8,000,000 shares of common stock to the Company’s Vice-President of Business Development (who is also a member of the Board of Directors) for services valued at $8,000.

During 2015 the Company issued 2,460,000 common shares unrelated third parties in exchange for services valued at $362,580.

During 2015, the Company issued 185,360 shares for conversion of $178,680 of convertible notes.

At December 31, 2015, there were 81,380,810 shares of common stock and 1,000 shares of preferred stock outstanding.

NOTE 11-INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the U.S. The Company has incurred losses since inception and, accordingly has a net operating loss carry forward as of December 31, 2015 of approximately $916,305. This loss carryforward expires according to the following schedule:

Year Ending December 31,	Amount
2033	$272,000
2034	337,000
2035	307,305
Total	$916,305

The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pre- tax income from continuing operations for the years ended December 31, 2014 and 2013, due to the following:

Description	2015	2014
Tax provision(benefit) at expected tax rate	$(514,692)	$(114,587)
Application of valuation allowance	514,692	114,587
Income tax provision	$-	$-

Deferred tax assets at December 31, 2015 and 2014 are comprised of net operating loss carry forwards. The amounts for tax purposes could vary from those disclosed above as the Company has not addressed the differences in valuation of share-based compensation for tax purposes.

Tax years 2010-2015; remain subject to examination by the IRS and respective states.

NOTE 12–RELATED PARTY TRANSACTIONS

At December 31, 2015, the Company had accounts payable of $119,745 due to its President. This amount principally relates to payments made by the Company’s President on behalf of the Company in connection with deferred production costs for the Greatest Story Ever Sung CD, the Tim Storey Scriptures CD and the reality series with Bobby Dale Earnhardt, which will be amortized when the CD’s and the reality series are sold. (See Note 9)

The Company entered into a consulting agreement in 2013 with one current officer and director prior to either becoming an officer and director. The agreements were completed prior to either consultant becoming an officer or director. Accrued expenses at December 31, 2015 include $3,000 relating to this agreement.

See Note 7 which describes the issuance of common and preferred shares of the Company’s stock to officers and directors and Note 9 concerning loans due to the Company’s President.

NOTE 13-SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 1, 2016 through April 8, 2016, the date of issuance of the audited financial statements and has determined it does not have any material subsequent events to disclose except:

On February 9, 2016, The Company has entered into a $280,000 Convertible Loan Agreement with TYPENEX CO-INVESTMENT, LLC, an unaffiliated entity, with the following key provisions:

•

The Note has a 9.1% Original Issue Discount and bears interest at the rate of 10%.

•

The conversion price is fixed at $.35 per share and is subject to reduction if the Company issues shares below the conversion price.

•

The Company will make automatic installment payments beginning 180 days from Closing (and continuing in equal installments for the next 14 months (for a total of 15 payments) or until the balance is paid in full.

•

The Installment Amount due on each Installment Date is equal to the sum of all accrued but unpaid interest and a principal amount equal to approximately $21,167. The Installment Amount can be paid in either cash or Common Stock. If the Company chooses to make a payment in Common Stock, such stock shall be issued at the Market Price. The Market Price of the common stock is defined as 70% of the average of the three lowest closing bid prices for the 20 consecutive trading days prior to the date on which the Market Price is measured. 70% shall be replaced with 60% if the average of the three lowest closing bid prices is less than $.10.

On March 22, 2016, the Company entered into an agreement with LG Capital Funding, LLC, a New York Limited Liability Company (LG) with respect to a private investment of up to $260,000 of convertible debt securities with a 12-month term. The $260,000 convertible debt is comprised of two (2) $65,000 front-end notes and two (2) $65,000 back-end notes. The principal and interest under the notes will be convertible into shares of Common Stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back. LG will deduct legal fees of $3,250 on the funding of each of the Rule 144 notes, as well as on the cash funding of each of the back-end notes, as well as making deductions of $6,500 to Carter, Terry & Co. on the cash funding of each of those notes. The notes will bear interest at 8%.

On March 22, 2016, the Company entered into an agreement with Adar Bays, LLC, a Florida Limited Company (Adar), with respect to a private investment up to $140,000 of the convertible debt securities with a 12-month term. The $140,000 convertible debt is comprised of two (2) $35,000 front-end notes and two (2) back-end notes. The principal and accrued interest under the notes will be convertible into shares of common stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back. Adar will deduct legal fees of $2,000 on the funding of each of the Rule 144 notes, as well as on the cash funding on each of the back-end notes, as well as making deductions of $3,250 to Carter, Terry & Co. on the cash funding of each of those notes. The notes shall bear interest at 8%.

MOMENTOUS ENTERTAINMENT GROUP, INC

BALANCE SHEETS

June 30, 2016 and December 31, 2015

(Unaudited)

	2016	2015
ASSETS
Current Assets:
Cash	$-	$14
Inventory	5,984	5,984
Deferred production costs	63,100	41,131
Prepaid expenses and other assets	21,194	294
Total Current Assets	90,278	47,423
Total Assets	$90,278	$47,423

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$123,640	$65,929
Accrued expenses	9,247	8,313
Due to Company President	78,729	119,745
Convertible notes payable	219,000	352,000
Loans payable	1,500	7,500
Loans payable to related party	21,900	24,900
Demand loans due to Company President	343,430	343,430
Derivative liability	233,455	-
Total Current Liabilities	1,030,901	921,817

Stockholders’ Deficit:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; 1,000 shares issued or outstanding	1	1
Common stock: $0.001 par value; 450,000,000 shares authorized; 87,237,435 and 81,380,810 shares issued and outstanding	87,237	81,381
Paid-in capital	1,347,819	764,274
Accumulated deficit	(2,375,680)	(1,720,050)
Total Stockholders’ Deficit	(940,623)	(874,394)
Total	$90,278	$47,423

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015

Revenue	$-	$61	$2,500	$81

Operating Expenses:
Project Costs	-	32,500	-	32,500
Marketing, general and administrative	167,057	38,725	413,836	57,647
Total Operating Expenses	167,057	71,225	413,836	90,147

Loss from Operations	(167,057)	(71,164)	(411,336)	(90,066)

Other Income (Expense)
Interest Expense	63,784	2,100	283,229	3,935
Change in Derivative Liability	(48,022)	-	(38,935)	-
Total Other Income (Expense)	15,762	2,100	244,294	3,935

Net (Loss)	$(182,819)	$(73,264)	$(655,630)	$(94,001)

Net (Loss) Per Share: Basic and Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	86,732,665	70,375,479	85,003,758	57,955,171

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

Statement of Stockholders’ Deficit

For The Six Months Ended June 30, 2016

(Unaudited)

	Preferred Stock	Preferred Stock Amount	Common Stock	Common Stock Amount	Additional Paid-In Capital	Deficit	Total

Balance January 1, 2015	-	$ -	70,515,450	$ 70,515	$ 226,080	$ (693,063)	$ (396,468)

Issuance of Preferred Stock to President for services	1,000	1	-	-	9,999	-	10,000
Issuance of shares to Vice-President for services	-	-	8,000,000	8,000	-	-	8,000
Issuance of shares upon conversion of debt	-	-	185,360	185	178,495	-	178,680
Issuance of shares for services	-	-	2,680,000	2,681	349,700	-	352,381
Net loss	-	-	-	-	-	(1,026,987)	(1,026,987)
Balance, December 31, 2015	1,000	1	81,380,810	81,381	764,274	(1,720,050)	(874,394)

Issuance of shares upon conversion of debt	-	-	3,903,215	3,903	336,097	-	340,000
Issuance of shares for services	-	-	1,953,410	1,953	238,126	-	240,079
Issuance of warrants for services	-	-	-	-	9,322	-	9,322
Net loss	-	-	-	-	-	(655,630)	(655,630)
Balance, June 30, 2016	1,000	$ 1	87,237,435	$ 87,237	$1,347,819	$(2,375,680)	$ (940,623)

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

Statement of Cash Flows

For The Six Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(655,630)	$(94,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Issued stock for services	240,079	-
Change in deferred production costs	(21,968)	-
Derivative liability	233,455	-
Issuance of warrants for services	9,322	-
Change in prepaid assets and other expenses	(20,901)	(146,045)
Change in inventory	-	(1,941)
Change in accounts payable and accrued expenses	58,645	54,190
Cash Flows Provided (Used) by Operating Activities	(156,998)	(187,797)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of convertible promissory notes	10,000	138,220
Repayment of related parties notes payable	(9,000)	-
Due to Company President	(41,016)	-
Proceeds from notes payable	197,000	7,360
Issuance of shares	-	31,780
Cash Flows Provided by Financing Activities	156,984	177,360

NET CHANGE IN CASH	(14)	(10,437)
Cash, beginning of period	14	10,744
Cash, end of period	$-	$307

Supplemental Cash Flow Information:
Non-Cash Financing Transactions:
Issuance of shares to settle convertible notes	$340,000	$-
Derivative liability	233,455	-
Issuance of warrants for services	9,322	-
	$582,777	$-

See accompanying notes to the financial statements.

MOMENTOUS ENTERTAINMENT GROUP, INC.

Notes to the Financial Statements

June 30, 2016

(Unaudited)

NOTE 1–ORGANIZATION, BASIS OF ACCOUNTING AND SIGNIFICANT ACCOUNTING POLICIES

Momentous Entertainment Group, Inc. (the “Company”) was founded by Kurt E. Neubauer as Financial Equity Partners, Inc., a Texas company, in 2004 and was incorporated as a C corporation under the laws of the State of Nevada as Momentous Entertainment Group, Inc. in November 2013. It had very limited activities until June 2011 when it started designing a detailed business plan focused on creating, producing and distributing quality entertainment content across various media channels utilizing direct response media marketing.

The Company’s business plan includes the sponsoring of live concerts and other musical events. On March 24, 2016, it incorporated a wholly-owned subsidiary, Music One Corp., a Nevada Corporation, which will be the entity that manages these events.

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2015 and notes thereto contained in the Company's Annual Report on Form 10-K.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale date of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the current nature of these instruments. Debt approximates fair value based on interest rates available for similar financial arrangements. Derivative liabilities which have been bifurcated from host convertible debt agreements are presented at fair value.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as convertible features in convertible debts or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the binomial option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if these is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments, such as warrants, is also valued using the binomial option-pricing model.

Loss per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of June 30, 2016 or December 31, 2015.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010- 09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 2–GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue as of June 30, 2016.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3–DEFERRED PRODUCTION COSTS

The Company incurred costs of $63,100 to develop a new song for the Company’s next musical CD’s, Tim Storey Scriptures CD, the reality series with Bobby Dale Earnhardt and the reality series with Dennis Gile. These costs have been deferred and will be amortized when the finished products are available for sale.

NOTE 4–CONVERTIBLE DEBT

Convertible debt as of June 30, 2016 and December 31, 2015, consisted of the following:

Short-Term convertible debt:
	June 30,	December 31,
Description	2016	2016

Note payable, non-interest bearing due in 2016, convertible at $2.00 per share on or before maturity, subsequently converted in 2016.	$-	$50,000

Notes payable, non-interest bearing due in 2016, convertible at $0.50 per share on or before maturity, all but $12,000 subsequently converted in 2016.	12,000	14,000

Notes payable, non-interest bearing, due in 2016, convertible at $0.50 per share on or before maturity, subsequently converted in 2016.	-	138,000

Note payable, non-interest bearing due in 2016, convertible at $0.25 per share on or before maturity, subsequently converted in 2016.	-	150,000

Short-Term convertible debt - Posner McLane, LLC, non-interest bearing due in 2017, convertible at OTCBB closing price per share on the monthly payment date	10,000	-

Typenex Co-Investment tranche 1 – loan agreement described below	45,000	-

LG Capital Funding tranche 1 – loan agreement described below	102,000	-

T. McNeil Advisors – loan agreement described below	15,000	-

Adar Bays, LLC tranche 1 – loan agreement described below	35,000	-

Total	$219,000	$352,000

On February 9, 2016, the Company entered into a $280,000 Convertible Loan Agreement with TYPENEX CO-INVESTMENT, LLC, an unaffiliated entity, with the following key provisions:

•

The Note has a 9.1% Original Issue Discount and bears interest at the rate of 10%.

•

The conversion price is fixed at $.35 per share and is subject to reduction if the Company issues shares below the conversion price.

•

The Company will make automatic installment payments beginning 180 days from Closing (and continuing in equal installments for the next 14 months (for a total of 15 payments) or until the balance is paid in full.

•

The Installment Amount due on each Installment Date is equal to the sum of all accrued but unpaid interest and a principal amount equal to approximately $21,167. The Installment Amount can be paid in either cash or Common Stock. If the Company chooses to make a payment in Common Stock, such stock shall be issued at the Market Price. The Market Price of the common stock is defined as 70% of the average of the three lowest closing bid prices for the 20 consecutive trading days prior to the date on which the Market Price is measured. 70% shall be replaced with 60% if the average of the three lowest closing bid prices is less than $0.10.

As of June 30, 2016, the Company has borrowed $45,000 against this Convertible Loan Agreement. As of June 30, 2016, the Company recorded $1,755 in accrued interest on this loan agreement.

On March 22, 2016, the Company entered into an agreement with LG Capital Funding, LLC, a New York Limited Liability Company with respect to a private investment of up to $260,000 of convertible debt securities with a 12-month term. The $260,000 convertible debt is comprised of two $65,000 front-end notes and two $65,000 back-end notes. The principal and interest outstanding under this Agreement will be convertible into shares of Common Stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back from the date converted. The notes bear interest at 8%. As of June 30, 2016, The Company borrowed a total of $102,000 against this Convertible Loan Agreement and accrued interest of $2,144 relating to this amount has been recorded. The Company has also recorded $13,600 in broker’s fees and $7,250 in legal fees associated with these borrowings.

On March 22, 2016, the Company entered into an agreement with Adar Bays, LLC, a Florida Limited Company, with respect to a private investment up to $140,000 of convertible debt securities with a 12-month term. The $140,000 convertible debt is comprised of two $35,000 front-end notes and two back-end notes. The outstanding principal and accrued interest under the notes will be convertible into shares of common stock of the Company at a 45% discount to the lowest closing bid price with a 20 day look back. Until the Notes have been converted, the Company shall not consummate any convertible financing or a registered offering of securities. If the Company violates this provision, the discount rate set forth above shall be increased from 45% to 65% and the prepay premium shall be increased by 20%. The notes shall bear interest at 8%. As of June 30, 2016, the Company has borrowed $35,000 against this Convertible Loan Agreement and recorded $756 in accrued interest on this loan agreement. The Company also recorded $3,500 in broker’s fees and $2,000 in legal fees associated with this borrowing.

On May 17, 2016, the Company entered into an advisory agreement with Posner McLane, LLC, to provide merger and acquisition consulting services. The Company has agreed to pay Posner McLane, LLC a monthly consulting fee equal to $20,000 per month in cash or in the form of shares of common stock of the Company to be calculated at the closing price per share of the Company’s common stock as traded on the OTCBB or on the NASDAQ on the day the payment is due. As of June 30, 2016, the Company issued 418,410 shares of common stock to Posner McLane, LLC at the share price of $0.0478, equal to $20,000 for one month and recorded $10,000 in short-term convertible debt.

On June 3, 2016, the Company entered into a Convertible Note Agreement with T. McNeil Advisors, LLC for $15,000 with interest of 8% per annum and a maturity date of June 3, 2017. The $15,000 note was issued as full consideration for three months of advisory services. The Company is entitled, at its option, at any time, to convert all or any of the outstanding principal into shares of common stock of Company at a conversion price for each share of common stock equal to 65% of the lowest trading price of the common stock as reported in the OTC Marketplace Exchange. As of June 30, 2016, the Company recorded accrued interest of $94 on this note agreement.

The Company evaluated the floating conversion rates associated with the debt instruments described above and determined that each constituted an embedded derivative as its nature was not clearly and closely associated with the host instrument. As such each were required to be separately accounted for from the host instrument. In accordance with the Statement of Financial Accounting Standard ASC 820-10-35-37 Fair Value in Financial Instruments, Statement of Financial Accounting Standard ASC 815 Accounting for Derivative Instruments and Hedging Activities the Company accounts for instruments with embedded derivative features at their fair values. The Company engaged a valuation consultant to value the Typenex, LG Capital, Adar Bays and T. McNeil Advisors, LLC notes for the derivative portion of the instruments. The consultant used the Binomial model to value the derivative liability for the quarter ended June 30, 2016 at $233,455, with a derivative liability expense of $(38,935).

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The following is the major category of liabilities measured at fair value on a recurring basis as of June 30, 2016, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs

(Level 3):

Derivative Liabilities from Convertible Notes (Level 3)	$233,455
Total	$233,455

NOTE 6 – LOANS

As of June 30, 2016, the Company had a demand loan payable outstanding in the principal amount of $21,900, a non-interest bearing loan which is due to a director and officer of the Company. The note is unsecured.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company issued 1,953,410 shares of common stock for professional services in relation to production costs and services relating to the reality television series and music production during the first six months of 2016. The Company issued 3,903,215 shares of common stock for note conversions for the six month period ended June 30, 2016.

The Company entered into an advisory agreement with T. McNeil Advisors, LLC to perform advisory and strategic services for the Company on March 1, 2016. The term of the agreement will renew quarterly up to two years, unless the Company gives 30 days’ notice to terminate. The Company agreed to pay $60,000 in annual consulting fees at the rate of $5,000 per month, renewable on a quarterly basis. As of June 30, 2016, the Company entered into a warrant agreement that could be exercised to purchase up to 461,538 shares at a price of $0.13 per share. The warrant agreement has been recorded at its fair value using a binomial valuation of $9,322.

NOTE 8–RELATED PARTY TRANSACTIONS

At June 30, 2016 the Company was obligated for:

•

Demand loans aggregating $343,430 due to the Company’s President. The loans were made from his personal resources, the proceeds from which were used to finance operations. All demand loans made by the Company’s President bears interest at 3% per annum. At June 30, 2016, accrued interest totaled $20,358.

•

Accounts payable of $58,371 due to its President. The amount relates to payments made by the Company’s President on behalf of the Company in connection with deferred production costs for the Greatest Story Ever Sung CD, the Tim Storey Scriptures, CD, and the two reality series with Bobby Dale Earnhardt and Dennis Gile, which deferred costs will be amortized when the CD’s and the reality series are sold (Note 3), and administrative costs.

•

Demand loan payable outstanding in the principal amount of $21,900, a non-interest bearing loan which is due to a director and officer of the Company. The note is unsecured.

NOTE 9-SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 15, 2016, the date of issuance of the audited financial statements and has determined it does not have any material subsequent events to disclose except:

On July 28, 2016, the Company entered into an Equity Purchase Agreement with Southridge Partners II, LLP (Southridge) in which the Company has agreed to issue and sell Southridge (the “Put Shares”) of its common stock, $0.001 par value per share from time to time for an aggregate investment price of up to $3,000,000.

Southridge will pay 88% of the average of the daily volume weighted average price during the Valuation Period for put shares and the equity line terminates on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Southridge has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $3,000,000. The number of shares to be purchased by Southridge under the Equity Purchase Agreement may never exceed the number of shares that, when added to the number of shares of the Company’s common stock then beneficially owned by Southridge, would exceed 9.99% of the Company’s shares of common stock outstanding. The Company has agreed to file an S1 Registration Statement with the Securities and Exchange Commission with respect to the shares that may be sold under the Equity Purchase Agreement. No sales will occur until that Registration Statement is effective.

On July 28, 2016, the Company entered into a $50,000 Promissory Note with Southridge Advisors II, LLC, plus interest in the amount of 10% per annum on outstanding principal on January 31, 2017, the maturity date. The Company entered into this Promissory Note as consideration for the Equity Purchase Agreement stated above.

On August 8, 2016 Typenex Co-Investment, LLC sent a Lender Conversion Notice to the Company to convert $20,000 at the conversion price of $0.002750 for 7,272,727 shares of the Company’s Common Stock for Tranche No. 1 as described in Note 4.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

5

SUMMARY FINANCIAL DATA

7

RISK FACTORS

8

USE OF PROCEEDS

17

DETERMINATION OF OFFERING PRICE

17

DILUTION

19

DIVIDEND POLICY

19

MARKET FOR OUR SECURITIES

19

NOTE REGARDING FORWARD-LOOKING STATEMENTS

20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

21

BUSINESS

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

27

PRINCIPAL SHAREHOLDERS

30

TRADING MARKET

30

SELLING SECURITY HOLDER

30

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

31

PLAN OF DISTRIBUTION

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

DESCRIPTION OF CAPITAL STOCK

34

SHARES ELIGIBLE FOR FUTURE SALE

37

LEGAL MATTERS

37

EXPERTS

UNAUDITED INTERIM STATEMENTS

38

INTERESTS OF NAMED EXPERTS AND COUNSEL

38

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO FINANCIAL STATEMENTS

F-1

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$20.06
*Accounting fees and expenses	2,500.00
*Legal fees and expenses	5,000.00
*Miscellaneous expenses	250.00
Total	$7,770.06

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article VII thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

•

A total of 42,501,800 shares were issued to individuals who are currently officers and directors principally for services and 18,727, 060 were issued to contractors and other third parties for services.

•

A total of 4,088,575 shares were issued for the conversion of notes payable or to settle other obligations.

The foregoing issuances of securities were executed in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended. All security holders were very knowledgeable about the day-to-day operations of the Company and were also provided with a pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16

EXHIBITS

5.1	Opinion of Frank J. Hariton, Attorney-at-Law
23.1	Consent of Thayer O’Neal Company, LLC
23.2	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)

ITEM 17

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sugar Land, TX on the 9th day of September, 2016.

MOMENTOUS ENTERTAINMENT GROUP, INC.

/s/ KURT E. NEUBAUER
By: KURT E. NEUBAUER, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ KURT E. NEUBAUER	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer	September 9, 2016
/s/ JOHN PEPE	Chief Operating Officer, Secretary and Director	September 9, 2016
/s/ TIM WILLIAMS	Executive Vice President and Director	September 9, 2016

II-4